EXHIBIT 99

For Immediate Release



Thursday, January 8, 2004

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283


Oak Hill Financial Earnings Up 14% in Fourth Quarter of 2003

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended December 31, 2003 of $3,104,000, or $.54 per diluted share. The fourth quarter 2003 earnings represent an increase of 13.8% over the $2,727,000, or $.50 per diluted share, in operating earnings that the company recorded for the quarter ended December 31, 2002.

For the fiscal year ended December 31, 2003, Oak Hill Financial recorded net earnings from operations of $12,046,000, or $2.14 per diluted share, an increase of 14.7% over the $10,502,000, or $1.93 per diluted share, in operating earnings for fiscal 2002. The operating earnings for the fourth quarter and the year 2003 have been adjusted for non-recurring tax savings of $132,000 and $531,000, respectively, resulting from a one-time tax savings. Including the non-recurring savings, the company's net income was $3,236,000, or $.57 per diluted share, for the fourth quarter and $12,577,000, or $2.23 per diluted share, for fiscal year 2003.

Oak Hill Financial's total assets ended 2003 at $938.3 million, an increase of 12.6% over the $833.6 million in assets at December 31, 2002 and 3.8% over the $904.0 million in assets at September 30, 2003. Net loans at December 31, 2003 were $811.0 million, up 15.5% over the $701.9 million in net loans at December 31, 2002, and 4.2% over the $778.5 million in net loans at the end of the third quarter of 2003.

Reviewing the fourth quarter and the fiscal year 2003, Oak Hill Financial Chairman John D. Kidd said, "We were looking for double-digit earnings growth, and we are very pleased with the end result. Coming into the year, we knew we had a challenge in trying to follow earnings growth of 27% in 2002 and 24% in 2001. Posting a 15% increase in earnings after two such outstanding years is a testament to the hard work and dedication of our employees. The fourth quarter was especially gratifying as the mortgage refinancing boom that helped fuel our performance in earlier quarters ended abruptly, yet we were able to push earnings up 14% through loan growth, improvement in the net interest margin, and continued expansion of other sources of non-interest income."

Oak Hill Financial President & CEO Ralph E. Coffman, Jr., added, "A key driver was loan growth, particularly in commercial real estate, which was up over 8% in the fourth quarter. For much of 2002 into early 2003, loan demand had fallen off, but it picked up considerably as the year progressed. Commercial real estate lending has long been our strength, and we have the people and support systems in place to take advantage of the improving economy."

Coffman, who assumed the CEO position on January 1 following Kidd's 33 years at the helm, is optimistic about Oak Hill Financial's prospects for 2004. "We have a lot of loans in the pipeline, and we're expecting another strong year for loan growth. The large gain on sale of loans from mortgage refinancing won't be repeated in 2004, but the mortgages we made in 2003 and 2002 will provide us with excellent ongoing servicing income. We continue to grow our other non-interest income, and the trend in our efficiency ratio continues to be positive. Also, credit quality is holding steady and net charge-offs for the quarter were down. Put it all together and we should be on course for another good year."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the fourth quarter was 4.17%, which was an improvement over the third quarter's 4.03% and higher than management's expectations entering the quarter. The margin benefited from the strong loan growth and stabilization of loan rates. Also, liability costs continued to decline as older, higher-cost deposits and borrowings were replaced at lower rates. In this regard, the current low-rate environment has created the opportunity for the company to continue to utilize longer-term liabilities while still maintaining the margin at profitable levels. Going forward, margin pressure is expected to continue as long as rates remain at their current low levels. If this is the case, it would be difficult to sustain the margin at the fourth quarter level. However, management believes that the margin can be maintained at a level sufficient for the company to achieve its earnings objectives. Further, in a rising rate environment, the net interest margin should increase.

Operating Expenses & Efficiency - On an operating basis, the company's non-interest expense was 2.75% of average assets for the fourth quarter of 2003, which compares to 2.79% in the third quarter and 2.64% in the fourth quarter of 2002. The company's efficiency ratio for the fourth quarter of 2003 was 52.8%, compared to 52.1% in the third quarter and 51.8% for the fourth quarter of 2002. As compared to the third quarter, the company experienced higher non-interest expense related to the fourth quarter growth in commercial loans, which was offset by lower compensation and benefits expense during the quarter.

For the full year 2003, the non-interest expense to average assets and efficiency ratios were 2.86% and 53.5%, respectively, versus 2.72% and 54.8% for the year 2002. With a continued focus on controlling operating expenses, management expects that the non-interest expense to average assets and efficiency ratios can be maintained at or near their current levels in 2004.

Non-Interest Income - Non-interest income in the fourth quarter was $2,780,000, an increase of 17.2% over the fourth quarter of 2002. However, non-interest income decreased 15.8% from the third quarter of 2003 due to the drop-off in mortgage lending. Non-interest income for the full year 2003 was up 44.4% over the year 2002. In addition to gain on sale of loans, the year-over-year increases were due to increases in commissions on the sales of group health and title insurance, service charges on deposit accounts related to the introduction of new services, and loan servicing fees. As compared to the third quarter of 2003, the fourth quarter decline in gain on sale of loans was partially offset by a substantial decrease in amortization expense and recovery of prior impairment charges with respect to mortgage servicing rights, coupled with an increase in loan servicing fees. For 2004, the company anticipates that non-interest income overall will be less than in 2003, and gain on sale of loans will be substantially lower. However, increases are expected in revenues from SBA loan originations, deposit account service charges, title insurance, health insurance, and brokerage services.

Asset Quality - The company's nonperforming loans/total loans and nonperforming assets/total assets ratios decreased from 1.02% and 0.95%, respectively, at September 30 to 0.99% and 0.93%, respectively, at December 31. The largest of the nonperforming loans, which the company has discussed in earlier releases, represents 0.15% of the nonperforming loan ratio. Another nonperforming loan, also discussed in a previous release, contributed 0.10% to the nonperforming loan ratio. In addition, at the end of the fourth quarter the company started foreclosure proceedings on loans totaling $2.7 million to a single borrower. Although this relationship is not included in the nonperforming loans as of December 31, it is anticipated that it will be included in the first quarter 2004 nonperforming loan totals.

The remaining nonperforming loans are a mix of commercial real estate, commercial, residential real estate and consumer loans. The largest of these represents 0.06% of the nonperforming loan ratio. The expected loss on all nonperforming loans combined, and including the $2.7 million relationship referenced above, is not expected to exceed $950,000.

Net charge-offs (non-annualized) for the fourth quarter of 2003 were 0.04% of average loans, down from 0.06% in the third quarter and 0.12% in the fourth quarter of 2002. For the full year 2003, net charge-offs were 0.21%, which is consistent with the company's ongoing objective of 0.20%. Although the loan loss provision declined in the fourth quarter due to the lower charge-offs, the allowance for loan losses increased to end the year at 1.32% of total loans, as compared to 1.31% at the end of the third quarter and 1.29% at December 31, 2002. Asset/Loan Growth - Continuing the strong growth trend that started in the second quarter of 2003, the company's total assets grew at a 15.2% annual rate during the fourth quarter, while loans increased at a 16.7% annual rate. The company's objectives for 2004 call for growth in excess of 13% for both loans and assets. Further, management projects that the anticipated increase in net interest income from continued growth can offset the non-interest revenues lost due to the decline in mortgage originations. However, management strongly believes that all growth must be quality growth, and rapid balance sheet growth will not come at the expense of credit quality.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and diversification of non-interest revenues are also major elements in the company's strategy. In this regard, it is expected that the current issues regarding the SBA 7(a) loan program will be resolved, albeit with the possibility of some changes to the program, and the company intends to continue to aggressively pursue SBA lending opportunities, both through the 7(a) program and other SBA programs. Further, cross-selling additional services to the company's diverse customer base and expanding the range and penetration of fee-generating services remain key factors in the company's pursuit of non-interest income.

Expansion - In the fourth quarter of 2003, Oak Hill Financial completed the relocation of its Proctorville, Ohio office, which is located in the Huntington, West Virginia metropolitan area. For 2004, the company plans to convert its Centerville, Ohio loan production office to a full-service branch and to open new full-service branches in Grove City and Chillicothe, Ohio.

Estimates - Management estimates that earnings per share from operations for 2004 will be in the range of $2.26 to $2.38. Management has developed several possible scenarios under which the 2004 earnings estimate can be achieved and believes it is attainable under both moderate and high-growth scenarios.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks and Action Finance Company, operate 25 full-service banking offices, five bank loan production offices, and six consumer finance offices in 15 counties across southern and central Ohio. A third subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to over 350 business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.


Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release



                                                           At December 31,
                                                          2003         2002
--------------------------------------------------------------------------------
                                                            (In thousands)
SUMMARY OF FINANCIAL CONDITION

Total assets                                           $938,281      $833,629
Interest-bearing deposits and federal funds sold          1,285         5,699
Investment securities                                    79,545        83,789
Loans receivable - net                                  811,021       701,944
Deposits                                                717,821       663,813
Federal Home Loan Bank advances and other borrowings    135,352        99,358
Stockholders' equity                                     79,928        66,881



     The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.



                                                                For the              At or For the
                                                              three months           twelve months
                                                                 ended                  ended
                                                               December 31,           December 31,
(In thousands, except share data)                            2003       2002         2003      2002
----------------------------------------------------------------------------------------------------
RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)                                    $ 3,236   $ 2,502      $12,577   $10,340
Non-recurring items, net of tax:
      Merger-related expenses                                             225                    242
     Gain on sale of a former branch location                   --        --           --        (80)
     Reduction in tax expense                                  (132)      --          (531)      --
----------------------------------------------------------------------------------------------------
Net earnings from operations                                $ 3,104   $ 2,727      $12,046   $10,502
====================================================================================================



Diluted earnings per share (U.S. GAAP)                      $  0.57   $  0.46      $  2.23   $  1.90
====================================================================================================

Non-recurring items, net of tax:
     Merger-related expenses                                    --       0.04          --       0.04
     Gain on sale of a former branch location                   --        --           --      (0.01)
     Reduction in tax expense                                 (0.03)      --         (0.09)      --
----------------------------------------------------------------------------------------------------
Diluted earnings per share from operations                  $  0.54   $  0.50      $  2.14   $  1.93
====================================================================================================


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release




                                                                              For the              At or For the
                                                                            three months           twelve months
                                                                               ended                  ended
                                                                             December 31,           December 31,
(In thousands, except share data)                                          2003       2002         2003      2002
--------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest expense (U.S. GAAP)                                        $  6,142     $  5,958    $ 24,049   $ 22,664

Non-recurring items:
     Merger-related expenses                                                 --          (341)        --        (367)
     Reduction in tax expense                                                202          --          810        --
--------------------------------------------------------------------------------------------------------------------
Non-interest expense from operations                                    $  6,344     $  5,617    $ 24,859   $ 22,297
====================================================================================================================


Non-interest income (U.S. GAAP)                                         $  2,780     $  2,373    $ 11,538   $  8,113

Non-recurring items:
     Gain on sale of a former branch location                                --           --          --        (122)
--------------------------------------------------------------------------------------------------------------------

Non-interest income from operations                                     $  2,780     $  2,373    $ 11,538   $  7,991
====================================================================================================================



SUMMARY OF OPERATIONS (1)

Interest income                                                         $ 14,179     $ 14,287    $ 55,170   $ 57,222
Interest expense                                                           5,004        5,911      20,468     24,723
--------------------------------------------------------------------------------------------------------------------

     Net interest income                                                   9,175        8,376      34,702     32,499
Provision for losses on loans                                                841        1,105       3,347      2,757
--------------------------------------------------------------------------------------------------------------------
     Net interest income after provision for losses on loans               8,334        7,271      31,355     29,742
Gain on sale of loans                                                        389          954       4,080      2,358
Insurance commissions                                                        716          669       2,827      2,457
Other non-interest income                                                  1,675          750       4,631      3,176
General, administrative and other expense                                  6,344        5,618      24,859     22,297
--------------------------------------------------------------------------------------------------------------------

     Earnings before federal income taxes                                  4,770        4,026      18,034     15,436
Federal income taxes                                                       1,666        1,299       5,988      4,934
--------------------------------------------------------------------------------------------------------------------

Net earnings from operations                                            $  3,104     $  2,727    $ 12,046   $ 10,502
====================================================================================================================


SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(4)

Diluted earnings per share(3)                                           $   0.54     $   0.50    $   2.14   $   1.93

====================================================================================================================
Return on average assets                                                    1.35%        1.28%       1.39%      1.28%
Return on average equity                                                   15.74%       16.44%      16.36%     17.03%
Non-interest expense to average assets                                      2.75%        2.64%       2.86%      2.72%
Efficiency ratio                                                           52.77%       51.78%      53.53%     54.76%



Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release

                                                                              For the              At or For the
                                                                            three months           twelve months
                                                                               ended                  ended
                                                                             December 31,           December 31,
(In thousands, except share data)                                          2003       2002         2003      2002
--------------------------------------------------------------------------------------------------------------------

PER SHARE INFORMATION (U.S. GAAP)
Basic earnings per share (2)                                            $   0.58     $   0.47    $   2.29   $   1.94

====================================================================================================================
Diluted earnings per share (3)                                          $   0.57     $   0.46    $   2.23   $   1.90

====================================================================================================================
Dividends per share (2)                                                 $   0.15     $   0.13    $   0.54   $   0.49

====================================================================================================================
Book value per share                                                                             $  14.34   $  12.46
====================================================================================================================


OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (4)

Return on average assets                                                    1.40%        1.18%       1.45%      1.26%
Return on average equity                                                   16.41%       15.08%      17.08%     16.76%
Non-interest expense to average assets                                      2.66%        2.80%       2.77%      2.77%
Net interest margin (fully-taxable equivalent)                              4.17%        4.14%       4.19%      4.18%
Total allowance for losses on loans to non-performing loans                                        133.46%    125.29%
Total allowance for losses on loans to total loans                                                   1.32%      1.29%
Non-performing loans to total loans                                                                  0.99%      1.03%
Non-performing assets to total assets                                                                0.93%      0.88%
Net charge-offs to average loans (actual for the period)                    0.04%        0.12%       0.21%      0.28%
Net charge-offs to average loans (annualized)                               0.16%        0.50%       0.21%      0.28%
Equity to assets at period end                                                                       8.52%      8.02%
Efficiency ratio                                                           51.09%       54.91%      51.79%     55.67%
--------------------------------------------------------------------------------------------------------------------

(1) Does not include a $122,000, pre-tax gain on the sale of a former branch location for the twelve months ended December 31, 2002, and $341,000 and $367,000, pre-tax, merger-related charges for the three and twelve months ended December 31, 2002. Includes $202,500 and $810,000, pre-tax reduction in tax expense for the three and twelve months ended December 31, 2003, respectively, resulting from a one-time pre-tax savings of $810,000 for 2003.
(2)  Based on 5,545,236,  5,487,436,  5,357,838  and 5,317,313  weighted-average shares outstanding for the three and twelve months ended December 31, 2003 and 2002, respectively.
(3)  Based on 5,709,260,  5,628,430,  5,492,513  and 5,438,598  weighted-average shares outstanding for the three and twelve months ended December 31, 2003 and 2002, respectively.
(4)  Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release


                                                             At December 31,
(In thousands, except share data)                          2003          2002
--------------------------------------------------------------------------------
SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                   20,513       24,658
Trading account securities
Securities available for sale                               75,886       81,214
Securities held to maturity                                  3,659        2,575
Other securities                                             5,998        5,764
Total securities                                            85,543       89,553
Total cash and securities                                  106,056      114,211
Loans and leases held for investment (1)                   818,680      708,043
Loans and leases held for sale (1)                             194        1,245
Total loans and leases (1)                                 818,874      709,288
Allowance for losses on loans                               10,836        9,141
Goodwill                                                       413          413
Other intangible assets
Total intangible assets                                        413          413
Mortgage servicing rights                                    2,983        1,797
Purchased credit card relationships
Other real estate owned                                        585
Other assets                                                20,206       17,061
Total assets                                               938,281      833,639


BALANCE SHEET - LIABILITIES

Deposits                                                   717,821      663,813
Borrowings                                                 130,352       94,358
Other liabilities                                            5,172        3,569
Total liabilities                                          853,345      761,740
Redeemable preferred stock
Trust preferred securities                                   5,000        5,000
Minority interests                                               8            8
Other mezzanine level items
Total mezzanine level items                                  5,008        5,008
Total liabilities and mezzanine level items                858,353      766,748


BALANCE SHEET - EQUITY

Preferred equity
Common equity                                               79,928       66,881
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                            915        1,206
End of period shares outstanding (2)                     5,572,686    5,369,208
Options outstanding                                        577,022      722,842
Treasury shares held by the Company                         21,542      225,020
--------------------------------------------------------------------------------

(1)  Data is net of unearned interest, gross of allowance for losses on loans
(2)  Excludes treasury shares




Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release



                                                       For the           At or For the
                                                     three months         twelve months
                                                        ended                ended
                                                      December 31,        December 31,
(In thousands, except share data)                   2003     2002       2003      2002
----------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?                           No       No         No         No
Number of shares to be repurchased in plan           N/A      N/A        N/A        N/A
Number of shares repurchased during the period       N/A      N/A        N/A        N/A
Average price of repurchased shares                  N/A      N/A        N/A        N/A


INCOME STATEMENT

Interest income                                    14,179    14,287    55,170     57,222
Interest expense                                    5,004     5,911    20,468     24,723
Net interest income                                 9,175     8,376    34,702     32,499
Net interest income (fully-taxable equivalent)      9,303     8,508    35,246     33,055
Provision for losses on loans                         841     1,105     3,347      2,757
Non-recurring income:
      Gain on sale of a former branch                 --        --        --         122
 Non-recurring expense:
         Merger-related expenses                      --       341        --         367
Trading account income                                --        --        --          --
Foreign exchange income                               --        --        --          --
Trust income                                          --        --        --          --
Insurance commissions                                 716       669     2,827      2,457
Service charges on deposits                           879       459     3,058      1,734
Gain on sale of loans                                 389       954     4,080      2,358
Gain on investment securities transactions             57        14       314        315
Other non-interest income                             739       277     1,259      1,127
Total non-interest income                           2,780     2,373    11,538      7,991
Employee compensation and benefits                  3,429     3,330    14,201     13,123
Occupancy and equipment expense                       749       644     2,910      2,433
Foreclosed property expense                           --        --        --          --
Amortization of intangibles                           --        --        --          --
Other general, administrative and other expense     1,964     1,644     6,939      6,741
Total non-interest expenses                         6,142     5,618    24,050     22,297
Net income before taxes                             4,972     3,685    18,843     15,191
Federal income taxes                                1,736     1,183     6,266      4,851
Net income before extraordinary items               3,236     2,502    12,577     10,340
Extraordinary items                                   --        --        --          --
Net income                                          3,236     2,502    12,577     10,340


CHARGE-OFFS

Loan charge-offs                                      401     1,149     2,044      2,563
Recoveries on loans                                    84       266       467        602
Net loan charge-offs                                  317       883     1,577      1,961


AVERAGE BALANCE SHEET

Average loans and leases                          802,322   707,487   754,519    690,545
Average other earning assets                       83,284   108,566    86,484    100,308



Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release



                                                       For the           At or For the
                                                     three months         twelve months
                                                        ended                ended
                                                      December 31,        December 31,
(In thousands, except share data)                   2003     2002       2003      2002
----------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets                      885,606   816,043   841,003    790,853
Average total assets                              914,479   844,216   868,006    818,312
Average non-interest bearing deposits              65,560    60,801    62,627     57,769
Average total time deposits                       436,810   422,737   422,905    409,657
Average other interest-bearing deposits           191,402   184,984   188,426    183,198
Average total interest-bearing deposits           628,212   607,721   611,331    592,855
Average borrowings                                139,303   105,716   117,328    101,818
Average interest-bearing liabilities              767,515   713,437   728,659    694,673
Average preferred equity                              --        --        --         --
Average common equity                              78,228    65,802    73,641     61,677


ASSET QUALITY AND OTHER DATA

Non-accrual loans                                                       7,602      6,029
Renegotiated loans                                                        --         --
Loans 90+ days past due and still accruing                                517      1,267
Total non-performing loans                                              8,119      7,296
Other real estate owned                                                   585        --
Total non-performing assets                                             8,704      7,296


ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others                       255,695    187,038
Proprietary mutual fund balances                                          --         --
Fair value of securities held to maturity                               3,583      2,522
Full-time equivalent employees                                            346        323
Total number of full-service banking offices                               25         24
Total number of bank and thrift subsidiaries                                1          1
Total number of ATMs                                                       28         27





Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 8, 2004 Press Release

                                                       For the           At or For the
                                                     three months         twelve months
                                                        ended                ended
                                                      December 31,        December 31,
(In thousands, except share data)                   2003     2002       2003      2002
----------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)


LOANS RECEIVABLE

1 - 4 family residential                                              174,952   180,037
Home equity                                                            33,173    22,762
Multi-family residential                                               24,072    40,898
Commercial real estate                                                316,862   223,283
Construction and land development                                      56,436    38,349
Commercial and other                                                  140,550   130,163
Consumer                                                               72,645    73,720
Credit cards                                                            1,729     1,694
----------------------------------------------------------------------------------------
  Loans receivable - gross                                            820,419   710,906
Unearned interest                                                      (1,545)   (1,618)
----------------------------------------------------------------------------------------
   Loans receivable - net of unearned interest                        818,874   709,288
Allowance for losses on loans                                         (10,836)   (9,141)
----------------------------------------------------------------------------------------
   Loans receivable - net (1)                                         808,038   700,147
========================================================================================


DEPOSITS

Transaction accounts
   Non-interest bearing                                                66,712    61,846
   Interest-bearing                                                    62,033    59,359
Savings accounts                                                       48,225    44,353
Money market deposit accounts                                          76,543    76,057
Other core interest-bearing                                           314,800   314,847
----------------------------------------------------------------------------------------
     Total core deposit accounts                                      568,313   556,462
Non-core interest-bearing                                             149,508   107,351
----------------------------------------------------------------------------------------
     Total deposits                                                   717,821   663,813
========================================================================================



Yield/average earning assets
(fully-taxable equivalent)                           6.41%     7.01%     6.62%      7.31%
Cost/average earning assets                          2.24%     2.87%     2.43%      3.13%
----------------------------------------------------------------------------------------
      Net interest income
(fully-taxable equivalent)                           4.17%     4.14%     4.19%      4.18%
========================================================================================

(1)  Does not include mortgage servicing rights.